Exhibit 99.1

Intellia Therapeutics Names Bill Chase to its Board of Directors

CAMBRIDGE, Mass., April 17, 2023 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading clinical-stage genome editing company focused on developing potentially curative therapies leveraging CRISPR-based technologies, today announced the appointment of Bill Chase, MBA, to its board of directors. Mr. Chase will be a member of the audit committee and will succeed Caroline Dorsa as chair of the audit committee upon her retirement from the board. Ms. Dorsa is retiring from Intellia’s board, effective June 15, 2023, as a result of her appointment as chair of Biogen’s board of directors.

“Bill’s extensive track record as an experienced financial and business leader makes him a valuable addition to our board, as we continue to shape the future of genomic medicines and advance our first investigational CRISPR-based therapies into late-stage clinical development,” said Intellia President and Chief Executive Officer John Leonard, M.D. “All of us at Intellia thank Caroline for her dedicated service and many contributions to Intellia’s growth and success and wish her much success in her future endeavors.”

Mr. Chase has over three decades of strategic and financial management experience at leading life science companies. He previously served as executive vice president and chief financial officer of AbbVie, following the company’s successful spinout from Abbott Laboratories, in 2012 until 2018. He then went on to serve as executive vice president, Finance and Administration from October 2018 to July 2019.

Prior to his tenure at AbbVie, Mr. Chase spent almost 25 years in financial management positions of increasing seniority at Abbott, including corporate vice president, Licensing & Acquisitions; corporate vice president and treasurer; and divisional vice president and controller of Abbott International. He also serves on the board of Parexel International, one of the industry’s largest clinical research organizations. Mr. Chase holds a bachelor’s degree in finance from the University of Illinois and a Master of Business Administration from the University of Chicago Booth School of Business.

About Intellia Therapeutics

Intellia Therapeutics, a leading clinical-stage genome editing company, is developing novel, potentially curative therapeutics using CRISPR/Cas9 technology. To fully realize the transformative potential of CRISPR/Cas9, Intellia is pursuing two primary approaches. The company’s in vivo programs use intravenously administered CRISPR as the therapy, in which proprietary delivery technology enables highly precise editing of disease-causing genes directly within specific target tissues. Intellia’s ex vivo programs use CRISPR to create the therapy by using engineered human cells to treat cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its robust intellectual property portfolio, have enabled the company to take a leadership role in harnessing the full potential of CRISPR/Cas9 to create new classes of genetic medicine. Learn more at intelliatx.com. Follow us on Twitter @intelliatx.

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Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia”, “we” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding the safety, efficacy and advancement of our clinical programs and the anticipated contribution of the members of our board of directors, specifically Bill Chase, and our executives to our operations and progress.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized, including risks related to the authorization, initiation and conduct of studies and other development requirements for our product candidates such as advancing CRISPR-based therapies into late-stage clinical development; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; risks related to our relationship with third parties, including our licensors, licensees and other collaborators; and risks related to our, and our licensors’, ability to protect and maintain our intellectual property position. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

+1-857-449-4175

ian.karp@intelliatx.com

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Lina Li

Senior Director, Investor Relations and Corporate Communications

+1-857-706-1612

lina.li@intelliatx.com

Media:

Rebecca Spalding

Ten Bridge Communications

+1-646-509-3831

media@intelliatx.com

rebecca@tenbridgecommunications.com

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